EXHIBIT 23.4

                  [LETTERHEAD OF KLEINFELD, KAPLAN AND BECKER]




                                January 18, 2000


JOSEPH DAY, JR., SENIOR VICE PRESIDENT
OF PLANNING AND BUSINESS DEVELOPMENT
CELGENE CORPORATION
7 POWDER HORN DRIVE
WARREN, NJ 07059


     RE: S-3 REGISTRATION STATEMENT

Dear Joe:

     This will confirm that Kleinfeld, Kaplan and Becker hereby consents to the use of our name in Celgene's current S-3 Registration Statement.


                                       Very truly yours,

                                       Kleinfeld, Kaplan and Becker

                                       /s/ Alan H. Kaplan
                                       ----------------------
                                           Alan H. Kaplan